Exhibit 99.3

ELECTION FORM

This Election Form is being delivered in connection with the Agreement and Plan of Merger (the “Merger Agreement”) by and between Berkshire Hills Bancorp, Inc. and Woronoco Bancorp, Inc. whereby Woronoco Bancorp, Inc. will merge with and into Berkshire Hills Bancorp, Inc.

EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY

Mailing Address: Registrar and Transfer Company Attn: Reorg/Exchange Dept. P.O. Box 645 Cranford, New Jersey 07016-0645

To be effective, this Election Form must be received by the Exchange Agent no later than 5:00 p.m. EST on April 11, 2005 together with the stock certificate(s) representing such shares of Woronoco Bancorp, Inc. common stock. Please read the instructions carefully before completing this form.

For assistance: (800) 368-5948

By Hand or Overnight Delivery: Registrar and Transfer Company Attn: Reorg/Exchange Dept. 10 Commerce Drive Cranford, New Jersey 07016

DESCRIPTION OF CERTIFICATES SURRENDERED

Certificate(s) Enclosed (Attach List if necessary)

(See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

☐ Check the box to the left if you have lost any of your Woronoco stock certificates and complete the Affidavit For Lost Stock Certificates on the reverse side (See Instruction B(5)).

ELECTION OPTIONS (MARK ONLY ONE BOX) EXPIRATION 5:00 P.M. EST ON APRIL 11, 2005

(See Instruction A(3))

☐	ALL STOCK ELECTION: Exchange all shares for stock – one share of Berkshire Hills Bancorp, Inc. common stock for each Woronoco Bancorp, Inc. share, plus cash in lieu of any fractional shares (“Stock Election”).

☐	ALL CASH ELECTION: Exchange all shares for cash ($36.00 per share) (“Cash Election”).

☐	COMBINATION STOCK/CASH ELECTION: Exchange shares of Woronoco Bancorp, Inc. common stock for Berkshire Hills Bancorp, Inc. common stock and the remainder in cash (“Combination Election”). (Please write in the blank the number of shares you would like to exchange for Berkshire Hills Bancorp, Inc. Common Stock.)

☐	NO ELECTION: No preference with respect to the receipt of either Berkshire Hills Bancorp, Inc. common stock or cash.

IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED NO ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.

It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the limitation that, on an aggregate basis, 75% of Woronoco Bancorp, Inc. common stock will be converted into Berkshire Hills Bancorp, Inc. common stock and 25% of Woronoco Bancorp, Inc. common stock will be converted into cash. Berkshire Hills Bancorp, Inc. cannot, therefore, ensure that all Woronoco Bancorp, Inc. shareholders will receive their election choices. Any adjustments to the elections will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement that is attached as Appendix A to the Joint Proxy Statement/Prospectus.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of Woronoco Bancorp, Inc. common stock and that when accepted for exchange by Berkshire Hills Bancorp, Inc. will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange certificates formerly representing shares of Woronoco Bancorp, Inc. together with accompanying evidence of transfer and authenticity, for certificates representing shares of Berkshire Hills Bancorp, Inc. or cash, as set forth under “Election Options” and as provided in the Merger Agreement. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

Please make sure that you complete the Substitute Form W-9 on the reverse side.

HOLDERS OF SHARES OF WORONOCO COMMON STOCK MUST SIGN BELOW

PLEASE SIGN HERE:

Signature of Owner	Signature of Owner

Taxpayer Identification Number

The signature (or signatures, in the case of certificates owned by two or more holders) must appear exactly as the name(s) appears on the stock certificate(s). If holders improperly complete this section, such holders’ elections will not be effective and they will be designated as Non-Electing Shareholders. (See Instruction A(7)). If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or others acting in a representative or fiduciary capacity, set forth full title. See Instruction B(1). In case the Exchange Agent needs to contact you, please provide your daytime telephone number.

Area Code and Telephone Number

MEDALLION SIGNATURE GUARANTEE

Required only if Special Payment Instructions are provided.

(See Instruction 3)

The signature(s) should be guaranteed by an eligible financial institution or a member of a registered national securities exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

SPECIAL PAYMENT INSTRUCTIONS

(If applicable • See Instructions B(2) and B(3))

To be completed ONLY if certificates or cash payments are to be issued and mailed to OTHER than the registered holder(s). Stock must be properly assigned and signatures guaranteed. For additional payment instructions, please attach additional sheet.

Issue and mail certificates and/or cash payments to (please print):

Name:

Address:

(Zip Code)

Taxpayer Identification or

Social Security Number of Recipient

SPECIAL MAILING INSTRUCTIONS

(If applicable – See Instruction B(4))

To be completed ONLY if certificates or cash payments are to be issued to the registered holder(s) but mailed to OTHER than the address of record as indicated above. For additional payment instructions, please attach additional sheet.

Mail certificates and/or cash payments to (please print):

Mail check(s) to:

Name:

Address:

(Zip Code)

PAYER’S NAME: BERKSHIRE HILLS BANCORP, INC.

SUBSTITUTE

Form W-9

Department of the Treasury

Internal Revenue Service

Payer’s Request for Taxpayer

Identification Number

(See Instruction B(8))

Please fill in your name and address below.

Name

Business name, if different from above

Check appropriate box:

☐ Individual/Sole proprietor  ☐Corporation

☐ Partnership                     ☐ Other

Address (number and street)

City, State and Zip Code

Part 1 — TAXPAYER IDENTIFICATION NO.—FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER. IF YOU DO NOT HAVE A NUMBER, SEE “HOW TO OBTAIN A TIN” IN THE ENCLOSED GUIDELINES.

Note:    If the account is in more than one name, see the chart on the enclosed Guidelines to determine what number to enter.

Social Security Number(s) OR Employer Identification Number(s)

Part 2 — Certification — For Payees Exempt from Backup Withholding (see enclosed Guidelines) – Under penalties of perjury, I certify that:

(1)    The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien).

Part 3 — Awaiting TIN ☐

Certificate Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to and individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the enclosed Guidelines).

SIGNATURE                                             DATE                                         ,  20

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION # 7 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED

THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold the applicable withholding rate of all reportable payments thereafter made to me until I provide a number.

, 20
Signature	Date

INSTRUCTIONS

A. Special Conditions

1. Time in which to Make an Election. To be effective, a properly completed Election Form accompanied by the stock certificate(s) representing all of the holder’s shares of Woronoco Bancorp, Inc. common stock must be received by Registrar and Transfer Company, the Exchange Agent, not later than 5:00 p.m., EST on April 11, 2005 (“Election Deadline”). Holders of Woronoco Bancorp, Inc. common stock whose Election Form and certificate(s) are not so received or who revoke their Election Form will be considered a Non-Electing Shareholder. See Instruction A(7) below. The method of delivery of all documents is at the option and risk of the Woronoco Bancorp, Inc. shareholder, but if sent by mail, registered mail, properly insured, with return receipt requested, is recommended.

2. Description of Certificates. Insert in the box at the top of the Election Form marked “Description of Certificates Surrendered” the certificate number(s) of the Woronoco Bancorp, Inc. common stock certificate(s) that you are surrendering herewith, the number of shares represented by each certificate, and the name(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, attach a separate sheet listing this information.

3. Election Options. In the box marked “Election Options,” indicate whether you would like to receive in exchange for your shares of Woronoco Bancorp, Inc. common stock, only shares of Berkshire Hills Bancorp, Inc. common stock, only cash, a combination of Berkshire common stock and cash or “No Election.” Mark only one selection in this box. The Merger Agreement limits the amount of cash and the amount of Berkshire Hills Bancorp, Inc. common stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full. To find out more about these limits and the allocation method that will be used, please see “The Merger Agreement – Merger Consideration,” beginning on page 49 of the Joint Proxy Statement/Prospectus.

4. Change or Revocation of Election. A holder of shares of Woronoco Bancorp, Inc. common stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

5. Joint Forms of Election. Holders of shares of Woronoco Bancorp, Inc. common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Forms may be submitted only by persons submitting certificates registered in different forms of the same name (e.g. “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form is submitted as a joint Election Form, each record holder of shares of Woronoco Bancorp, Inc. common stock covered hereby must properly sign this Election Form in accordance with Instruction B(1), attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form are eligible to do so.

6. Forms of Election Nominees. Any record holder of shares of Woronoco Bancorp, Inc. common stock who is a nominee may submit one or more Election Forms, indicating on the form or forms a combination of Elections covering up to the aggregate number of shares of Woronoco Bancorp, Inc. common stock owned by such record holder. However, upon the request of Berkshire Hills Bancorp, Inc. such record holders will be required to certify to the satisfaction of Berkshire Hills Bancorp, Inc. that such record holder holds such shares of Woronoco Bancorp, Inc. common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate shareholder of Woronoco Bancorp, Inc. for purposes of allocation Berkshire Hills Bancorp, Inc. common stock and cash payments to be issued upon consummation of the Merger.

7. Shares as to Which No Election is Made. Holders of shares of Woronoco Bancorp, Inc. common stock who mark the “No Election” box on this Election Form, or who fail to submit a properly completed Election Form together with certificate(s) representing their shares of Woronoco Bancorp, Inc. common stock by the Election Deadline, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form together with certificate(s) representing their shares of Woronoco Bancorp, Inc. common stock (“Non-Electing Shareholder”), shall have their shares of Woronoco Bancorp, Inc. common stock converted into the right to receive a cash payment of $36.00 or one share of Berkshire Hills Bancorp, Inc. common stock, subject to adjustment, for each share they own in accordance with the allocation and proration provisions set forth in the Merger Agreement. In addition, a holder who does not tender an Election for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares not tendered.

B. General.

1. Signatures. The signature (or signatures, in this case of certificates owned by two or more joint holders of certificates for which a joint Election Form is submitted) on the Election Form should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of Woronoco Bancorp, Inc. common stock described on this Election Form have been assigned by the registered holder(s), in which event this Election Form should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s).

If this Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.

If this Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form.

The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered national securities exchange or of the NASD or is a commercial bank or trust company in the United States.

2. Special Payment Instructions. If checks or certificates representing Berkshire Hills Bancorp, Inc. common stock are to be payable to the order of or registered in other than exactly the name(s) that appear(s) on the certificate(s) representing shares of Woronoco Bancorp, Inc. common stock being submitted herewith, the certificate(s) submitted herewith must be endorsed, or accompanied by appropriate signed stock power(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. Please also check the appropriate box in “Special Payment Instructions” on the Election Form.

3. Stock Transfer Taxes. It will be a condition to the issuance of any check or certificate representing shares of Berkshire Hills Bancorp, Inc. common stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of Woronoco Bancorp, Inc. common stock is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of Berkshire Hills Bancorp, Inc. common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4. Special Delivery Instructions. If checks or certificates representing shares of Berkshire Hills Bancorp, Inc. common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing above, please check the appropriate box in “Special Delivery Instructions” and insert the appropriate address in the space provided on this Election Form.

5. Lost Certificate. If your certificate(s) representing shares of Woronoco Bancorp, Inc. common stock has (have) been lost, stolen or destroyed, you should check the box on the face of the Election Form indicating that the certificate(s) is lost, complete the rest of the form, including the Affidavit For Lost Stock Certificate(s) below and return it to the Exchange Agent, along with a check payable to Seaboard Surety Company in the amount of 1.5% of the market value of the lost certificate(s) (at $36.00 per share) and with any certificate(s) of Woronoco Bancorp, Inc. common stock in your possession (bond premium calculation: current market value x number of shares lost, stolen or destroyed x 1.5% = bond premium—example 100 shares of Woronoco Bancorp, Inc. x $36.00 MV x 1.5% = $54.00 bond premium (minimum $20.00). If your bond premium exceeds $1,500 you must contact Registrar and Transfer Company (800)368-5948 immediately.

The Election Form and related documents cannot be processed until the lost, stolen or destroyed certificate(s) has (have) been replaced. If all the necessary documents are not returned prior to the Election Deadline, your Election will be deemed a “No Election”.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this Form of Election as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless Berkshire Hills Bancorp, Inc, Seaboard Surety Company, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock (minimum $20.00), is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Sign Here:

Co-Owner, if any:	Date:	, 20

6. Determination of Questions. All questions with respect to this Election Form and Elections made by holders of shares of Woronoco Bancorp, Inc. common stock (including, without limitation, questions relating to the time limits or effectiveness or revocation of any Elections and questions relating to computations as to allocations) will be determined by Berkshire Hills Bancorp, Inc. and/or the Exchange Agent, whose determination shall be conclusive and binding. Berkshire Hills Bancorp, Inc. shall have the absolute right to reject any and all Election Forms not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. Berkshire Hills Bancorp, Inc. and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of Woronoco Bancorp, Inc. common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither Berkshire Hills Bancorp, Inc. nor the Exchange Agent is under any obligation to notify a holder of shares of Berkshire Hills Bancorp, Inc. common stock of any defect in an Election Form.

7. Substitute Form W-9. Each shareholder is required to provide the Exchange Agent with a correct Taxpayer Identification Number on a Substitute Form W-9 and to indicate that the shareholder is not subject to backup withholding, if applicable.

8. Questions and Request for Information. Questions and requests for information or assistance relating to this Election Form should be directed to Registrar and Transfer Company, Investor Relations, telephone (800) 368-5948. Additional copies of this Election Form may be obtained from the Exchange Agent. Their address is:

Registrar and Transfer Company

10 Commerce Drive • Cranford, New Jersey 07016

Attn: Reorg/Exchange Dept.